Exhibit 10(ii)*









                     DOMINION RESOURCES, INC.

               RETIREMENT BENEFIT RESTORATION PLAN



















                       As Adopted Effective
                         January 1, 1991
                               and
                       Amended and Restated
                        September 1, 1996

                     DOMINION RESOURCES, INC.
               RETIREMENT BENEFIT RESTORATION PLAN



                             Purpose

     The Board of Directors of Dominion Resources, Inc. and the Board of Directors of Virginia Electric and Power Company ("Virginia Power") determined that the adoption of the Retirement Benefit Restoration Plan will assist it in attracting and retaining those employees whose judgment, abilities and experience will contribute to its continued progress. The Plan is intended to be a plan that is unfunded and maintained primarily for the purpose of providing deferred compensation for a "select group of management or highly compensated employees" (as such phrase is used in the Employee Retirement Income Security Act of 1974). The Plan must be administered and construed in a manner that is consistent with that intent. The Plan was amended, as of September 1, 1996, to coordinate payments with changes in the Funding Plan.


                            Article I

                           Definitions

     As defined herein, the following phrases or terms shall have the indicated meanings:

     1.1. "Administrative Benefit Committee" means the Administrative Benefit Committee, as appointed under the Funding Plan, which shall manage and administer the Plan in accordance with the provisions of Article X.

     1.2. "Affiliate" means any entity that is (i) a member of a controlled group of corporations as defined in Section 1563(a) of the Internal Revenue Code of 1986, as amended (the "Code"), determined without regard to Code Sections 1563(a)(4) and 1563(e)(3)(C), of which Dominion Resources, Inc. is a member according to Code Section 414(b); (ii) an unincorporated trade or business that is under common control with Dominion Resources, Inc., as determined according to Code Section 414(c); or (iii) a member of an affiliated service group of which Dominion Resources, Inc. is a member according to Code Section 414(m).

     1.3. "Beneficiary" means the person, persons, entity, entities or the estate of a Participant which, in accordance with the provisions of the Retirement Plan, is entitled to receive a benefit under the Retirement Plan on account of the Participant's death. If no person is entitled to receive a benefit under the Retirement Plan on account of the Participant's death, the Participant may designate another person, persons, entity, entities or his estate as Beneficiary under the Plan.

     1.4. "Benefit Restoration Account" means the Benefit Restoration
Account established under the Funding Plan on behalf of a Participant who also participates in the Funding Plan.

     1.5. "Change in Control" means the occurrence of any of the following events: (i) any person, including a "group" as defined in Section 13(d)(3) of the Securities Exchange Act of 1934 becomes the owner or beneficial owner of Dominion Resources, Inc. securities having 20% or more of the combined voting power of the then outstanding Dominion Resources, Inc. securities that may be cast for the election of Dominion Resources, Inc.'s directors (other than as a result of an issuance of securities initiated by Dominion Resources, Inc., or open market purchases approved by Dominion Resources, Inc.'s Board of Directors, as long as the majority of Dominion Resources, Inc.'s Board of Directors approving the purchases is also the majority at the time the purchases are made); (ii) as the direct or indirect result of, or in connection with, a cash tender or exchange offer, a merger or other business combination, a sale of assets, a contested election, or any combination of these transactions, the persons who were directors of Dominion Resources, Inc. before such transactions cease to constitute a majority of Dominion Resources, Inc.'s Board of Directors, or any successor's board, within two years of the last of such transactions; or (iii) with respect to a particular Participant, an event occurs with respect to the Company that employs that Participant such that, after the event, the employing Company is no longer an Affiliate of the Dominion Resources, Inc.

     1.6. "Code" means the Internal Revenue Code of 1986, as amended.

     1.7. "Company" means Dominion Resources, Inc., its predecessor, a subsidiary or an Affiliate.

     1.8. "Control Change Date" means the date on which a Change in Control event occurs. If a Change in Control occurs on account of a series of transactions, the Control Change Date is the date of the last of such transactions.

     1.9. "Eligible Employee" means an individual (i) who is employed by Dominion Resources, Inc. or an Affiliate, (ii) who is a member of management or a highly compensated employee, and (iii) whose Retirement Plan benefit is reduced or limited by Code Section 401(a)(17), Code Section 415, or both.

     1.10. "Funding Plan" means the Dominion Resources, Inc. Retirement Benefit Funding Plan.

     1.11 "O&C Committee" means (i) the Organization and Compensation Committee of the Board of Directors of Dominion Resources, Inc. with respect to an Eligible Employee who is employed by Dominion Resources, Inc., Dominion Capital, Inc., Dominion Lands, Inc. or Dominion Energy, Inc. or any other Affiliate which is not subject to regulation as a public service corporation by the State Corporation Commission of Virginia ("DRI O&C Committee"); and
(ii) the Organization and Compensation Committee of the Board of Directors of Virginia Electric and Power Company with respect to an Eligible Employee who is employed by Virginia Electric and Power Company or any of its subsidiaries ("Virginia Power O&C Committee").

     1.12. "Participant" means an Eligible Employee who is designated by the appropriate O&C Committee. A "DRI Participant" is an Eligible Employee designated by the DRI O&C Committee. A "Virginia Power Participant" is an
Eligible Employee designated by the Virginia Power O&C Committee.   An
individual shall remain a Participant only so long as the individual remains an Eligible Employee and his designation as a Participant has not been revoked or rescinded.

     1.13. "Plan" means the Dominion Resources, Inc. Retirement Benefit Restoration Plan.

     1.14. "Retirement" and "Retire" mean severance from employment with the Company on or after attaining a vested or nonforfeitable interest in the portion of his Retirement Plan benefit attributable to Company contributions; except as provided in Article VI of the Plan.

     1.15.     "Retirement Plan" means the Dominion Resources, Inc. Retirement
Plan.

     1.16. "Totally and Permanently Disabled" means a condition, determined on the basis of medical evidence satisfactory to a physician designated by the Administrative Benefit Committee, rendering a Participant, due to bodily injury or disease, unable to perform services as follows: (i) during the first two years of such disability (measured from the commencement of such disability rather than the commencement of benefit payments) such Participant is unable to perform any and every duty pertaining to his employment with the Company; and (ii) thereafter, such Participant is unable to engage in any occupation or perform any work for compensation or profit for which he is or may become reasonably fitted by education, training or experience. In no event shall such condition be deemed to exist during any period that the Participant is not under the regular care and attendance of a legally qualified physician during any period that he engages in any occupation or performs any work for compensation or profit.


                            Article II

                          Participation

     An Eligible Employee who is designated to participate in the Plan by the appropriate O&C Committee shall become a Participant in the Plan as of the date specified by the appropriate O&C Committee. A Participant shall continue to participate in the Plan until such date as the appropriate O&C Committee may declare that he is no longer a Participant or until the date that he is no longer an Eligible Employee.


                           Article III

                             Benefits

     Except as provided in Article IV and subject to the limitations set forth in Articles VI and VII, the benefits of a Participant and his Beneficiary shall be as follows:

     3.1. Upon Retirement a Participant shall be entitled to a monthly Retirement benefit equal to the difference between (a) and (b) below where:

          (a) = the monthly benefit that would have been payable to the Participant under the Retirement Plan but for the application of the limits set forth in Code Sections 401(a)(17) and 415; and

          (b) = the monthly benefit that the Participant is entitled to receive under the Retirement Plan.

The payment of the benefit under this Section 3.1 shall begin as of the same date that the Participant's retirement benefit under the Retirement Plan is scheduled to commence. The benefit payable under this Section 3.1 also shall be determined as of the date that the Participant's retirement benefit under the Retirement Plan is scheduled to commence.

     Except as provided below, the benefit payable under this Section 3.1 shall be computed and paid in the same form as the Participant's retirement benefit under the Retirement Plan; provided, however, that upon the Participant's death no further benefit shall be payable under this Plan except as provided in Section 3.3. In lieu of receiving the same form of retirement benefit as under the Retirement Plan, a Participant may elect to receive an actuarial equivalent of said benefit as a single lump sum payment. The Participant must make the election at least six (6) months prior to the commencement of the receipt of benefits. The Participant must make the election of a single lump sum payment either (i) at least six (6) months prior to the commencement of the receipt of benefits or (ii) at least one (1) month prior to the commencement of the receipt of benefits if the election is approved by the Administrative Benefit Committee or the appropriate O&C Committee in its absolute discretion. Upon the denial of a Participant's election, the Participant shall receive the benefits provided under the Plan in the form that is otherwise payable absent the election. The actuarial equivalent of the benefit payable under this Section 3.1 shall be computed using the actuarial factors used for calculation of lump sum benefit payments under the Retirement Plan as of the date that the Participant's retirement benefit under the Retirement Plan is scheduled to commence. In lieu of receiving the same form of retirement benefit as under the Retirement Plan, a Participant who is not eligible to elect a survivor benefit form of payment under the Retirement Plan also may elect to receive an actuarial equivalent of said benefit in any form of survivor benefit otherwise provided under the Retirement Plan with the survivor benefit payable to the Participant's Beneficiary under the Plan.

     3.2. If the Participant becomes Totally and Permanently Disabled prior to his Retirement and during his employment with the Company, he shall be entitled to receive a benefit calculated and paid in the manner set forth in
Section 3.1.

     3.3. (a) Upon the Participant's death if the Beneficiary is entitled to a benefit under the Retirement Plan, the Beneficiary shall be entitled to a monthly benefit under this Plan equal to the difference between (x) and (y) where:

          (x) = the monthly benefit that would have been payable to the Beneficiary but for the application of Code Sections 401(a) 17 and 415 in the calculation of the Participant's accrued benefit under the Retirement Plan; and

          (y) = the monthly benefit that the Beneficiary is entitled to receive under the Retirement Plan.

The payment of the benefit under this Section 3.3(a) shall begin as of the same date that the Beneficiary's benefit under the Retirement Plan is scheduled to commence. The amount payable under this Section 3.3 also shall be determined as of the date that the Beneficiary's benefit under the Retirement Plan is scheduled to commence. The benefit payable under this
Section 3.3(a) shall be computed and paid in the same form as the benefit payable to the Beneficiary under the Retirement Plan.

     (b) Upon the Participant's death before the commencement of benefits to the Participant, if the Beneficiary is not entitled to a benefit under the Retirement Plan, the Beneficiary shall be entitled to a monthly benefit under this Plan equal to fifty percent (50%) of the actuarial present value of the Participant's benefit payable under Section 3.1 (determined under the actuarial factors used for calculation of lump sum benefit payments under the Retirement Plan). The payment of the benefit under this Section 3.3(b) shall be made as soon as administratively possible after the Participant's death. The amount payable under this Section 3.3(b) shall be determined as of the date of the Participant's death. The benefit payable under this Section 3.3(b) shall be computed and paid in the form of a lump sum payment.

     (c) Upon the Participant's death after the commencement of benefits to the Participant, if the Beneficiary is not entitled to a benefit under the Retirement Plan, the Beneficiary shall be entitled to the continuation of the form of benefit elected by the Participant under Section 3.1, if the form of benefit provides for payment of a benefit after the Participant's death. The payment of the benefit under this Section 3.3(c) shall begin as of the date of the Participant's death.


                            Article IV

                     Coordination of Benefits

     The amount payable in any month to a Participant or a Beneficiary under the Plan shall be reduced, but not below zero, by the Pre-Tax Value of the amount payable for the month in question from the Participant's Benefit Restoration Account in the Funding Plan. The Pre-Tax Value of the payments from the Participant's Benefit Restoration Account shall be the amount that, after payment of any applicable federal, state, and local income and employment taxes, would yield the amount of the payment from the Benefit Restoration Account, taking into consideration the extent to which, if any, that the payment from the Benefit Restoration Account is taxable to the Participant. The determination of the Pre-Tax Value shall be made on the basis of a policy or guidelines adopted by the appropriate O&C Committee using the maximum rates of federal, state, and local income and employment taxes that are applicable to the Participant or Beneficiary. Benefits payable under the Plan shall not be reduced by any payment to a Participant under Section
6.05 of the Funding Plan.


                            Article V

                            Guarantees

     Dominion Resources, Inc. and Virginia Power have only a contractual obligation to make payments of the benefits described in Article III. All benefits are to be satisfied solely out of the general corporate assets of Dominion Resources, Inc. or Virginia Power which shall remain subject to the claims of its creditors. No assets of Dominion Resources, Inc. or Virginia Power will be segregated or committed to the satisfaction of its obligations to any Participant or Beneficiary under this Plan. If Dominion Resources, Inc., in its sole discretion, or Virginia Power, in its sole discretion, elects to purchase life insurance on the life of a Participant in connection with the Plan, the Participant must submit to a physical examination, if required by the insurer, and otherwise cooperate in the issuance of such policy or his rights under the Plan will be forfeited.


                            Article VI

                    Termination of Employment

     6.1. The Plan does not in any way limit the right of the Company at any time and for any reason to terminate the Participant's employment or such Participant's status as an Eligible Employee. In no event shall the Plan, by its terms or by implication, constitute an employment contract of any nature whatsoever between the Company and a Participant.

     6.2. A Participant who ceases to be an Eligible Employee or whose employment with the Company is terminated either with or without cause, for reasons other than death, Retirement or Total and Permanent Disability shall immediately cease to be a Participant under this Plan and shall forfeit all rights under this Plan. Further, in no event shall an individual who was a Participant but is not a Participant at the time of such individual's death, Retirement or Total and Permanent Disability, be entitled to any benefit under the Plan. A Participant on authorized leave of absence from the Company shall not be deemed to have terminated employment or lost his status as an Eligible Employee for the duration of such leave of absence.

     6.3. Notwithstanding any contrary Plan provision, in the event the employment of a Participant who is in the employ of a Company on a Control Change Date relating to that Company is terminated (for reasons other than death, Retirement, Total and Permanent Disability, or as a result of acts of theft, embezzlement, fraud, or moral turpitude) before the end of the period commencing on the Control Change Date and ending on the third anniversary of such date, and whether or not he is a Participant at such time, he shall be fully vested in a benefit payable under Article III as of the date his employment is terminated. During this same period, a Participant who voluntarily terminates employment within sixty (60) days after (i) he does not receive salary increases, bonuses, and incentive awards comparable to the increases, bonuses and awards that he received in prior years or that other executives in comparable positions receive in the current year; or (ii) his compensation or employment-related benefits are reduced; or (iii) his status, title(s), or management responsibilities are diminished (other than changes in reporting or management responsibilities to reflect sound practices commonly followed by enterprises comparable to the Company employing Participant or required by applicable federal or state law) or within sixty days after the last in a series of such events will be deemed to have terminated under circumstances requiring full vesting under this Section 6.3.

     6.4. A Participant who ceases to be an employee of the Company and who is subsequently reemployed by the Company shall not accrue any additional benefits on account of such later service for periods in which he is not a Participant.


                           Article VII

          Termination, Amendment or Modification of Plan

     7.1. Except as otherwise specifically provided, Dominion Resources, Inc. reserves the right to terminate, amend or modify this Plan, wholly or partially, at any time and from time to time as to DRI Participants. Such right to terminate, amend or modify the Plan shall be exercised for Dominion Resources, Inc. by its Board of Directors. Except as otherwise specifically provided, Virginia Power reserves the right to terminate, amend or modify this Plan, wholly or partially, at any time and from time to time as to Virginia Power Participants. Such right to terminate, amend or modify the Plan shall be exercised for Virginia Power by its Board of Directors. Notwithstanding the preceding, with respect to an affected Participant, the Plan and Section
6.3 may not be amended, modified or terminated after a Control Change Date before the end of the period specified in that section unless the affected Participant agrees to such amendment, modification or termination in writing.

     7.2. Section 7.1 notwithstanding, no action to terminate the Plan shall be taken except upon written notice to each Participant to be affected thereby, which notice shall be given not less than thirty (30) days prior to such action.

     7.3. Any notice which shall be or may be given under the Plan shall be in writing and shall be mailed by United States mail, postage prepaid. If notice is to be given to Dominion Resources, Inc. or Virginia Power, such notice shall be addressed to their respective corporate offices; addressed to the attention of the Corporate Secretary. If notice is to be given to a Participant, such notice shall be addressed to the Participant's last known address.

     7.4. The rights of Dominion Resources, Inc. and Virginia Power set forth in Section 7.1 are subject to the condition that its Board of Directors shall take no action to terminate the Plan or decrease the benefit that would become payable or is payable, as the case may be, with respect to a Participant who has earned a vested or nonforfeitable interest in the portion of his Retirement Plan benefit attributable to Company contributions.

     7.5. Except as provided in Section 6.3, 7.1, and 7.4, upon the termination of this Plan as to Dominion Resources, Inc. by its Board of Directors, the Plan shall no longer be of any further force or effect as to DRI Participants, and neither Dominion Resources, Inc. nor any DRI Participant shall have any further obligation or right under this Plan. Except as provided in Section 6.3, 7.1, and 7.4, upon the termination of this Plan as to Virginia Power by its Board of Directors, the Plan shall no longer be of any further force or effect as to Virginia Power Participants, and neither Virginia Power nor any Virginia Power Participant shall have any further obligation or right under this Plan. Likewise, the rights of any individual who was a Participant and whose designation as a Participant is revoked or rescinded by the appropriate O&C Committee shall cease upon such action.

                           Article VIII

                  Other Benefits and Agreements

     Except as provided in Article IV, the benefits provided for a Participant and his Beneficiary under the Plan are in addition to any other benefits available to such Participant under any other plan or program of the Company for its employees, and, except as may otherwise be expressly provided for, the Plan shall supplement and shall not supersede, modify or amend any other plan or program of the Company in which a Participant is participating.


                            Article IX

               Restrictions on Transfer of Benefits

     No right or benefit under the Plan shall be subject to anticipation, alienation, sale, assignment, pledge, encumbrance or charge, and any attempt to do so shall be void. No right or benefit hereunder shall in any manner be liable for or subject to the debts, contracts, liabilities, or torts of the person entitled to such benefit. If any Participant or Beneficiary under the Plan should become bankrupt or attempt to anticipate, alienate, sell, assign, pledge, encumber or charge any right to a benefit hereunder, then such right or benefit, in the discretion of the appropriate O&C Committee, shall cease and terminate, and, in such event, the appropriate O&C Committee may hold or apply the same or any part thereof for the benefit of such Participant or Beneficiary, his or her spouse, children, or other dependents, or any of them, in such manner and in such portion as the appropriate O&C Committee may deem proper.


                            Article X

                    Administration of the Plan

     10.1. The Plan shall be administered by the Administrative Benefit Committee. Subject to the provisions of the Plan, the Administrative Benefit Committee may adopt such rules and regulations as may be necessary to carry out the purposes hereof. The Administrative Benefit Committee's interpretation and construction of any provision of the Plan shall be final and conclusive.

     10.2. Dominion Resources, Inc. and Virginia Power shall indemnify and save harmless each member of the Administrative Benefit Committee and each member of its own O&C Committee against any and all expenses and liabilities arising out of his membership on such Committee, excepting only expenses and liabilities arising out of his own willful misconduct. Expenses against which a member of an O&C Committee or the Administrative Benefit Committee shall be indemnified hereunder shall include without limitation, the amount of any settlement or judgment, costs, counsel fees, and related charges reasonably incurred in connection with a claim asserted, or a proceeding brought or settlement thereof. The foregoing right of indemnification shall be in addition to any other rights to which any such member may be entitled.

     10.3. In addition to the powers hereinabove specified, the Administrative Benefit Committee shall have the power to compute and certify the amount and kind of benefits from time to time payable to Participants and their Beneficiaries under the Plan, to authorize all disbursements for such purposes, and to determine whether a Participant is entitled to a benefit under Section 3.2.

     10.4. To enable the Administrative Benefit Committee to perform its functions, the Company shall supply full and timely information to the Administrative Benefit Committee on all matters relating to the compensation of all Participants, their retirement, death or other cause for termination of employment, and such other pertinent facts as the appropriate O&C Committee may require.


                            Article XI

                          Miscellaneous

     11.1. The Plan shall be binding upon Dominion Resources, Inc. and its successors and assigns and Virginia Power and its successors and assigns; subject to the powers set forth in Article VII, and upon a Participant, his Beneficiary, and either of their assigns, heirs, executors and administrators.

     11.2. To the extent not preempted by federal law, the Plan shall be governed and construed under the laws of the Commonwealth of Virginia as in effect at the time of their adoption and execution, respectively.

     11.3. Masculine pronouns wherever used shall include feminine pronouns and the use of the singular shall include the plural.

     IN WITNESS WHEREOF, this instrument has been executed this 12th day of May, 1997.



                                   DOMINION RESOURCES, INC.


                                   By /s/LINWOOD R. ROBERTSON
                                        Linwood R. Robertson
                                   Executive Vice President and Chief
                                   Financial Officer


                                   VIRGINIA ELECTRIC AND POWER COMPANY

                                   By /s/T. J. O'NEIL
                                        T. J. O'Neil
                                   Vice President, Human Resources